COOPERS
& LYBRAND

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A (File No. 33-23493) of Franklin Valuemark Funds of our report dated February 1, 1995 on our audit of the statement of assets and liabilities of Franklin Valuemark Funds, Small Cap Fund as of September 20, 1995.



                                            /s/ Coopers & Lybrand, L.L.P.
                                            COOPERS & LYBRAND L.L.P.



San Francisco, California
October 18, 1995